Exhibit 10.2

8001 Arista Place, Suite 430

Broomfield, CO  80021

Phone: 720-940-2200, Fax: 720-208-9261

July 26, 2013

Richard Clark

Senior Marketing Director

Medtronic, Inc.

8200 Coral Sea Street NE

Mounds View, MN  55112

RE: Clinical Trial Collaboration Agreement dated April 18, 2013 between ARCA biopharma, Inc., and Medtronic, Inc.

Dear Richard:

When countersigned by Medtronic, this letter shall serve as a permanent waiver of Medtronic’s rights under Section 8.2 (f), and ARCA’s rights under Section 8.3 (e) of the above-referenced Agreement.

Very truly yours,

/s/ Christopher D. Ozeroff
Christopher D. Ozeroff

Accepted and Agreed this ____31st____ day of July, 2013:

Medtronic, Inc.

By:	/s/ Richard Clark

Its:	Senior Marketing Director